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                                                                   EXHIBIT 10.43

               AGREEMENT FOR CONTRIBUTION OF PARTNERSHIP INTERESTS

            THIS AGREEMENT FOR CONTRIBUTION OF PARTNERSHIP INTERESTS ("Agreement") is dated as of __________________, 1996, by and between GLENBOROUGH CORPORATION, a California corporation ("Glenborough"), GPA, LTD., a California limited partnership ("GPA"; GPA and Glenborough are collectively referred to as the "Transferors" and individually as each or any "Transferor"), GLENBOROUGH PROPERTIES, L.P., a California limited partnership ("GPLP"), and GRT Corp., a Georgia corporation ("GRT").

                                    RECITALS

            A. GPLP is a California limited partnership whose general partner is GLENBOROUGH REALTY TRUST INCORPORATED, a Maryland corporation ("GRTI"), whose stock is publicly traded on the New York Stock Exchange.

            B. GPA owns a 99% limited partnership interest (the "LP Interest") in GPA BOND, LP, a California limited partnership ("BOND"). Glenborough owns a 1% general partnership interest (the "GP Interest") in BOND. The GP Interest and the LP Interest shall hereinafter be collectively referred to as the "Partnership Interests".

            C. Glenborough desires to transfer to GRT, and GRT desires to acquire from Glenborough, the GP Interest, upon the terms and subject to the conditions set forth in this Agreement. GPA desires to transfer to GPLP, and GPA desires to acquire from GPA, the LP Interest, upon the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

            1. Contribution of Partnership Interests . Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein:

                  (a) Glenborough hereby agrees to contribute to GRT, without consideration, the GP Interest, free and clear of any and all liens, encumbrances, liabilities, claims, charges, and restrictions of any kind or nature whatsoever; and

                  (b) GPA hereby agrees to transfer to GPLP the LP Interest, in exchange for the Units, as hereinafter defined, free and clear of any and all liens, encumbrances, liabilities, claims, charges, and restrictions of any kind or nature whatsoever.

            2. Issuance of Units. At the Closing (as defined in Paragraph 3 below), GPLP shall issue to GPA Twenty Nine Thousand Three Hundred Thirty Three (29,333) Limited


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Partnership Units, as that term is defined in that certain First Amended and
Restated Agreement of Limited Partnership of GPLP, dated as of December 31, 1995, as amended by that Amendment to First Amended and Restated Partnership Agreement of Glenborough Properties, L.P., dated as of July 12, 1996 ("GPLP's Partnership Agreement"). The Units shall include a redemption option as set forth in GPLP's Partnership Agreement. If the Units are redeemed for GRTI Stock, the Holder shall have certain registration rights for a period of one year as well as certain other rights, all as more particularly described in the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement"). On the Closing Date, GPA shall execute and deliver, and GPLP shall cause GRTI, so to execute and deliver, the Registration Rights Agreement.

            3. Title to the Partnership Interests. At the closing of the transfer contemplated hereafter (the "Closing"), GPA shall convey the LP Interest to GPLP by a duly executed assignment of partnership interests in the form attached hereto as Exhibit B, and Glenborough shall convey to GRT Corp. the GP Interest by a duly executed assignment of partnership interests in the form attached hereto as Exhibit C (collectively, the "Assignments").

            4. Conditions to Closing. The following conditions are precedent to GPLP's obligation to issue the Units (the "Conditions Precedent"):

                  (a) The representations and warranties of Transferors contained herein shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Transferors' covenants under this Agreement shall be satisfied as of the Closing Date (to the extent such covenants are to be satisfied as of the Closing Date), and GPLP shall have received at the Closing a certificate dated as of the Closing Date and executed on behalf of Transferors by executive officers of Transferors or of the respective general partners of Transferors, as applicable, certifying as to the fulfillment of the conditions set forth in this Subparagraph 4(a).

                  (b) At the Closing, Transferors shall transfer to GPLP the Partnership Interests free and clear of any defects, liens, encumbrances or claims of any kind.

                  (c) Security Union Title Insurance Company ("Title Company") shall be committed to issue at Closing for the Real Property (as defined in Subparagraph 6(h)(i) below) endorsements (i) dating down the Title Policy, as hereinafter defined, to the Closing, (ii) permitting the continuance of the policy coverage issued to the original partnership (a "Fairways Endorsement") and (iii) such other endorsements reasonably requested by GPLP (the "Endorsements") to BOND's extended coverage American Land Title Association Policy of Owner's Title Insurance , attached hereto in the form of Exhibit D (the "Title Policy"), showing title to the Real Property vested in BOND, subject only to (i) the lien of a first mortgage to be given by BOND to Wells Fargo Bank contemporaneously with the Closing securing GPLP's obligations under certain promissory notes (the "Wells Fargo Loan"), and (ii) exception Nos. 9-13 and 16 ("Permitted Exceptions") on the Title Policy.

                  (d) The physical condition of the Real Property and Improvements (as such terms are defined in Subparagraph 6(h)(i) below) shall be substantially the same on the


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day of Closing as on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 9 below).

            The Conditions Precedent contained in Subparagraphs 4(a) through (e) are intended solely for the benefit of GPLP. If any of the Conditions Precedent is not satisfied, GPLP shall have the right in its sole discretion either to waive in writing the Condition Precedent and proceed with the purchase or terminate this Agreement.

            5.    Closing.

                  (a) The Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of GPLP on or before _________________, 1996 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, each party shall return to the other party all items which were provided hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close.

                  (b) At or before the Closing, Transferors shall deliver to GPLP the following:

                        (i) a duly executed Registration Rights Agreement;

                        (ii) the duly executed Assignments;

                        (iii) originals of the Leases (as defined in Subparagraph 6(k)(i) below);

                        (iv) originals of the building permits and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements not previously delivered to GPLP;

                        (v) an original, duly executed Assignment and Consent Regarding Transfer of Partnership Interests in the form of Exhibit E hereto;

                        (vi) an original, duly executed Second Amendment to Limited Partnership Agreement of GPA BOND, LP, a California limited partnership in the form of Exhibit F herein;

                        (vii) closing statement in form and content satisfactory to GPLP and Transferors;

                        (viii) any other instruments, records or correspondence called for hereunder which have not previously been delivered.

GPLP may waive compliance on Transferor's part under any of the foregoing items by an instrument in writing.


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                  (c) At or before the Closing, GPLP shall deliver to
Transferors the following:

                        (i) a closing statement in form and content satisfactory to GPLP and Transferors; and

                        (ii) a duly executed Registration Rights Agreement.

                  (d) Transferors and GPLP shall each provide such other instruments as are reasonably required to close and consummate the transactions described herein in accordance with the terms hereof.

                  (e) With respect to the Property the following adjustments shall be made, and the following procedures shall be followed:

                        (i) the amount by which the outstanding principal
            balance plus accrued but unpaid interest on any loans encumbering the Property is greater or less than $2,710,000 at Closing shall be reflected by a decrease or increase, as the case may be, in the number of Units issued to GPA, at an agreed upon value of Fifteen Dollars ($15) per unit.

                        (ii) GPLP shall have the right to collect and keep all
            rents or other amounts payable under the Leases that were delinquent as of the Closing Date and that relate to a period prior to the Closing without payment thereof to Transferor.

                        (iii) All costs associated with the transaction shall be
            charged against the GPLP (except for Transferors' legal, accounting or other professional fees), including all title insurance premiums, all escrow charges, any transfer taxes, all costs of GPLP's engineering and environmental analyses, and all survey costs.

                        (iv) The obligations of Transferors and GPLP under this
            Paragraph 5 shall survive the Closing.

            6. Transferor's Representations and Warranties. Each of the Transferors, jointly and severally, represents and warrants to GPLP as follows:

                  (a) Organization and Standing. GPA is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. BOND is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California with full power and authority to own, lease and operate its properties and assets and to carry on its business and activities as currently conducted (the "Business").


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                  (b) Capacity and Authority. Each Transferor has full power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by the Transferor, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Transferors and is the legal, valid and binding obligation of each of the Transferors and is enforceable against each of the Transferors in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). None of the Transferors or BOND is presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

                  (c) No Violation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will (i) violate or conflict, in any material respect, with any provision of BOND's Partnership Agreement or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which either of the Transferors and/or BOND is subject, or (ii) result in any material breach or the termination of any lease, agreement or other instrument or obligation to which either of the Transferors or BOND is a party or by which any of the properties or assets of the Transferors or BOND may be subject, or cause a lien or other encumbrance to attach to any of BOND's properties. Neither the Transferors nor BOND is a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by the Transferors of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

                  (d) Title to Partnership Interests. All of the Partnership Interests are currently owned and as of the Closing will be owned beneficially by the Transferors as set forth in Recital B hereto. The Transferors own the Partnership Interests free and clear of all liens, charges, encumbrances, claims, rights of others, mortgages, pledges or security interests, and the Partnership Interests are not subject to any agreements or understandings among any persons with respect to the voting or transfer thereof. The Transferors each have full legal right to sell, assign, and transfer the Partnership Interests and, upon delivery of the Assignment pursuant to the terms hereof, good and marketable title to the Partnership Interests free and clear of any liens, charges, encumbrances, pledges, security interests, taxes, claims or rights of others of any nature whatsoever shall vest in GPLP.

                  (e) Subsidiaries and Affiliates. BOND does not own, control or hold with the power to vote, directly or indirectly, any shares or capital stock or beneficial interest in any corporation, partnership, limited liability company, association, joint venture or other entity.

                  (f) Required Consents. All material consents required from any governmental authority or third party in connection with the execution and delivery of this Agreement by the applicable Transferor or the consummation by the applicable Transferor of the transactions contemplated hereby have been made or obtained or shall have been made or obtained by the Closing Date. Complete and correct copies of all such consents shall be delivered to GPLP.


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                  (g) Absence of Undisclosed Liabilities. Except for the
liabilities (i) the "Lease and Contract Liabilities" (as hereinafter defined), and (ii) the liabilities incurred since the date of BOND's latest financial statements in the ordinary course of business (the items described in (i) and (ii) are collectively referred to as the "Closing Date Liabilities"), as of the date hereof BOND has, and as of the Closing Date BOND will have, no known liabilities, obligations, debts, contracts or other commitments of any kind or nature whatsoever, whether accrued, fixed, absolute, conditional, determined or determinable, and whether or not required under generally accepted accounting principles to be accrued or disclosed in a balance sheet of BOND, existing as of the date hereof or on the Closing Date or arising out of, or resulting from any transaction entered into prior to or at the Closing Date. As of the date hereof there is, and as of the Closing Date there will be, no existing fact, condition, situation or circumstance known to Transferors that would result in any material liability or obligation of BOND other than the Closing Date Liabilities. For purposes of this Agreement, the term "Lease and Contract Liabilities" shall mean the liabilities and obligations of BOND under the Leases and Contracts (as such terms are hereinafter defined), but only to the extent such liabilities and obligations are required to be performed and satisfied after the Closing Date and excluding (y) liabilities and obligations arising as a result of any breach of, or default or failure to perform under, any Lease or Contract by BOND prior to the Closing Date, and (z) liabilities and obligations arising as a result of any breach of, or default or failure to perform under any Lease or Contract by BOND on or after the Closing Date, which breach, default or failure is the result of Transferors' failure to perform any of its obligations under this Agreement.

                  (h) Real Property.

                        (i) BOND has, and at the Closing Date will have, good and indefeasible fee simple title to the real property described on Schedule (6)(h)(i) attached hereto (the "Real Property"), subject only to the Permitted Exceptions. The Real Property, together with all buildings, improvements and fixtures owned by BOND and located or to be located thereon (the "Improvements") are referred to collectively as the "Property."

                        (ii) There are no adverse or other parties in possession of the Property, or any part thereof, except BOND and tenants under the Leases. No party has been granted any license, lease, or other right relating to the use or possession of the Property or any part thereof, except tenants under the Leases.

                        (iii) Except as disclosed to GPLP, there are no material defects with respect to the Real Property, including, without limitation, no material defects in the structural and load-bearing components of the Property, the roof(s), the parking lot(s), the plumbing, heating, air conditioning and electrical and life safety systems, and all such items are in good operating condition and repair. For the purpose of this Subparagraph 6(h)(iii), the term "material defects" shall mean defects which in the aggregate for the Property would cost more than $50,000 to repair.

                        (iv) Except as disclosed to GPLP, to the best of Transferors' knowledge, the use and operation of the Property is in compliance with all applicable


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      restrictive covenants, building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations (collectively, "Laws").

                        (v) Except as disclosed to GPLP, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to the best of Transferors' knowledge, planned to be instituted, which would detrimentally affect the use, operation or value of any of the Property, nor has either Transferor or Company received notice of any special assessment proceedings affecting any of the Property. Transferors shall notify GPLP promptly of any such proceedings of which either Transferor becomes aware.

                        (vi) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are installed to the property lines of the Property, and are connected pursuant to valid permits, and are adequate to service the Property and to permit compliance with all Laws.

                        (vii) Company has obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the intended use, operation and occupancy of the Property and to insure vehicular and pedestrian ingress to and egress from the Property.

                        (viii) Except as disclosed to GPLP, there is no litigation pending or, to the best of Transferors' knowledge, threatened, against either Transferor or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of any of the Property for its intended purpose or the ability of Transferors to perform their obligations under this Agreement. Transferors shall notify GPLP promptly of any such litigation of which either Transferor becomes aware.

                        (ix) Except as disclosed to GPLP, at the time of Closing there will be no outstanding written or oral contracts made by Company for any improvements to the Property which have not been fully paid for and Transferors shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing.

                        (x) As of the Closing Date, Company has completed (i) all original building construction on the Real Property, (ii) all punch-list items with respect to any tenant improvements constructed by Company as landlord under the Leases, and (iii) all on- and off-site development obligations of BOND in connection with any of the Real Property.

                        (xi) Transferors know of no facts nor have Transferors failed to disclose any fact which would prevent BOND from using and operating the Property after Closing in the manner in which the Property is intended to be operated.


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                        (xii) Other than the rights of Tenants, as tenants only,
      under the Leases, there are no purchase contracts, options or other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than BOND will have acquired or will have any basis to assert any right, title or interest, or right to possession, use, enjoyment or proceeds of all or any portion of the Property. None of the Leases contain any rights of first offer, first refusal or purchase options.

                  (i) Leased Personal Property. Transferors will make, or cause to be made available to GPLP true, correct and complete copies of all leases and subleases for each item of personal property leased or subleased to BOND (the "Leased Personal Property"). All such Leased Personal Property is in BOND's actual possession and is in such condition that, upon return of such property in its present condition to its owner, BOND will not be liable in any amount to such owner on account of the condition of such Leased Personal Property.

                  (j) Title to and Condition of Assets. BOND has good and indefeasible title to the Property, including, without limitation, the Real Property and the Improvements, any personal property owned by Company ("Personal Property") and all other assets and properties, whether real or personal, tangible or intangible, which it owns (collectively referred to as the "Assets"). All Assets are owned free and clear of all mortgages, liens, pledges, claims, charges, restrictions, easements, encumbrances or security interests of any kind or nature whatsoever (collectively, the "Liens"), other than the Loans. Except in connection with the Loans, no financing statement under the Uniform Commercial Code or similar law naming BOND as debtor has been filed in any jurisdiction and is still in effect, and BOND is not a party to or bound by any agreement or arrangement authorizing any party to file any such financing statement. Upon the Closing, BOND will have good, valid, complete and marketable title to the Assets free and clear of all Liens except for the Loans.

                  (k)   Leases.

                        (i) Attached hereto as Exhibit G is a list (the "Rent Roll") of each lease or agreement for the use or occupancy of the Property (collectively, the "Leases") as of the date of this Agreement. Said Rent Roll is complete in all material respects and all information therein is accurate as of its date, and there are no Leases or tenancies with respect to the Property or any part thereof except as therein set forth. Except as disclosed on the Rent Roll, no rental under any Lease has been collected in advance of the current month. BOND is the owner of the entire lessor's interest in and to each of the Leases and none of the Leases or the rentals or other sums payable thereunder has been assigned or otherwise encumbered, except in connection with the Loans.

                        (ii) Each of the Leases, including, without limitation, any guaranties thereof, is an enforceable Lease and is in full force and effect according to the terms set forth therein, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally, and by general equitable principles. Except as disclosed to GPLP, (i) no Tenant under any of the Leases is greater than forty-five (45) days delinquent in the


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      payment of its rental and other sums due, (ii) no Tenant has abandoned or otherwise vacated the Property in violation of any Lease, (iii) no Tenant or guarantor has filed a voluntary petition in bankruptcy, insolvency or similar proceedings, has been the subject of an involuntary bankruptcy petition, or otherwise been adjudged bankrupt or insolvent in any proceedings filed against such tenant or guarantor; (iv) no trustee or receiver has been appointed for any Tenant; (v) no written notice has been provided to any tenant notifying the Tenant that it is in default under the Lease which default has not been remedied by such Tenant; and (vi) no Tenant, to Transferors' knowledge, is otherwise in default under any of the Leases. Except as otherwise provided in the Lease, each Tenant is legally required to pay all sums and perform all obligations set forth in its respective Lease, without concessions, abatements, offsets or other basis for relief or adjustment, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally, and by general equitable principles.

                        (iii) To the best of Transferors' knowledge, no material event of default on behalf of BOND, as lessor, exists under any Lease and no event or condition exists that, upon the giving of notice or lapse of time, or both, would constitute a default by BOND under any Lease. No Tenant has given notice to BOND of any offsets, defenses or claims available against rent or other charges payable by such Tenant or other performance or obligations otherwise due from it under any Lease, except as specifically set forth in the Rent Roll.

                        (iv) No guarantor of any Lease has been released or discharged, voluntarily or involuntarily, from any obligation under or in connection with any Lease or any transaction related thereto.

                        (v) No Tenant or any other party has given notice of any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit. The Rent Roll sets forth all security deposits held by BOND.

                         (vi) Except as shown on the Rent Roll, Company has paid in full any of landlord's leasing costs or obligations, including, without limitation, any costs incurred by Company in connection with any tenant improvements.

                        (vii) No Tenant has indicated to Company either orally or in writing its intent to terminate its Leases prior to expiration of the term of such Lease.

                        (viii) Except as disclosed to GPLP, (A) no brokerage or similar fee is due or unpaid by Company with respect to the Leases, and
      (B) no brokerage or similar fee shall be due or payable after the Closing in connection with the Leases pursuant to any agreement entered into by Company or either Transferor or of which either Transferor or Company has knowledge.

                  (l) Permits and Licenses. BOND owns or has rights under all material government and non-government licenses and permits required for the lawful conduct of the Business and BOND's use and ownership of the Property (collectively, the "Licenses").


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BOND owns or has rights under all Licenses. At the Closing Date, BOND will have all such Licenses and the Licenses shall, in all material respects, be in full force and effect. The consummation of the transactions contemplated hereby will not result in any revocation, cancellation or suspension of any of the Licenses. No actions or proceedings to revoke any Licenses are pending or, to the knowledge of the Transferors, threatened. BOND has not taken any action or knowingly failed to take any action which would materially impair, limit or in any way affect any of BOND's right to conduct its Business and operate the Property. To the best of Transferors' knowledge, there is no basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand which would have the result of challenging the legality, validity or enforceability of any of the Licenses. BOND is, in all material respects, in compliance with all of the Licenses. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind will be required as a result of the transactions contemplated herein to avoid (i) the loss of any License, (ii) a violation, breach or default under or the termination of any License, or (iii) the creation of any Lien on any Asset pursuant to the terms of any License and/or any law, regulation, order or other requirement or any contract or agreement binding upon BOND or to which any Asset may be subject.

                  (m) Taxes. BOND has timely filed or caused to be timely filed all federal, state and local tax returns and informational filings for taxes, and all such tax returns and informational filings are, in all material respects, proper, complete and accurate. Copies of all available tax returns and informational filings of BOND existing as of the Effective Date have been provided to GPLP and any subsequent tax returns and informational filings shall be delivered to GPLP as they become available. BOND has withheld and/or paid all taxes which have become due pursuant to BOND's tax returns and all other taxes, assessments and other governmental charges which have become due and are imposed by law upon BOND or any of its Assets which are due on or after the Closing Date, which relate to periods prior to the Closing Date. Neither of the Transferors nor BOND have received and neither of the Transferors have any knowledge of any notice of deficiency or assessment with respect to BOND and its Assets or any basis for any of the foregoing, from any taxing authorities. There is no litigation, governmental or other proceeding (formal or informal) or investigation pending or, to the best of Transferors' knowledge, threatened with respect to any such federal, state or local income or other taxes, tax returns or informational filings of BOND. There are not in effect any waivers or extensions of statutes of limitations with respect to taxes payable by BOND.

                  (n) BOND Loans. Except for such loans and advances that will be paid in full on or before the Closing Date and the Wells Fargo Loan, BOND has no outstanding loans or other advances to any other party. Neither BOND nor either Transferor has defaulted on any loan or other obligation entered into in connection with the Property or the Business.

                  (o) Compliance with Laws. BOND is, and all of the Assets are, in all material respects, in compliance with all applicable laws, orders, rules, Licenses, codes, rulings, decrees, regulations, ordinances and other requirements of all federal, state and local governmental, administrative and judicial authorities and agencies. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced.


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                  (p) Contracts. With respect to all service contracts,
construction contracts for work in progress, any warranties thereunder, management contracts, reciprocal easement agreements, operating agreements, maintenance agreements, franchise agreements and other similar agreements (the "Contracts"). With respect to each of the Contracts, (i) the Contract is legal, valid, binding, enforceable in accordance with its terms and in full force and effect, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency or similar laws of general application relating to or affecting the enforcement of creditor's rights and subject to general principles of equity, (ii) the Contract will not be adversely affected by the occurrence of the Closing and will be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on identical terms following the consummation of the sale of the Partnership Interests, (iii) no party to the Contract is in breach or default under any obligation thereunder or any provisions thereof which would have material adverse affect upon BOND, and no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit any termination under the Contract which would have a material adverse affect upon BOND, (iv) no event has occurred under the Contract which would permit the creation of any Lien upon, or the restriction of the right to the use of, any Asset and (v) no party to any Contract has repudiated any material provision of the Contract.

                  (q) Loan Documents. With respect to all notes or other evidence of indebtedness, loan agreements, mortgages, guaranty agreements, and any and all other documents entered into by BOND and all amendments, modifications and supplements thereto (collectively the "Loan Documents") in connection with any Loans to BOND and all matters in connection with the Loans,
(i) each Loan Document is legal, valid, binding, enforceable in accordance with its terms and in full force and effect, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency or similar laws of general application relating to or affecting the enforcement of creditor's rights and subject to general principles of equity, (ii) each Loan Document will not be adversely affected by the occurrence of the Closing and will be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on identical terms following the consummation of the sale of the Partnership Interests, (iii) no party to the Loan Document is in breach or default under any obligation thereunder or any provisions thereof which would have material adverse affect upon BOND, and no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit any termination, modification or acceleration under the Loan Documents which would have a material adverse affect upon BOND, (iv) no event has occurred under the Loan Document which would permit the creation of any Lien upon, or the restriction of the right to the use of, any Asset and (v) no party to the Loan Document has repudiated any material provision of the Loan Document.

                  (r) Insurance. Copies of all insurance policies of BOND by which BOND and any of its Assets are now covered or have been covered during the last three (3) years will be provided to the GPLP. Transferors agree to cause BOND to maintain the existing policies (which are presently in force) or comparable coverage in full force and effect at all times from the date of this Agreement through and including the Closing Date. None of the Transferors or BOND have received any notice from any insurance carrier of its intent to discontinue any such insurance coverage or have any reason to believe that such carrier intends to discontinue any such insurance coverage. Except as set forth in Schedule 6(r), during the last three years, there has been no material casualty affecting BOND or loss, damage or destruction to any of its properties, whether or not covered by or compensated under any insurance policy of BOND.

                  (s) Orders and Litigation. No court or governmental or regulatory authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation by Transferors or BOND of the transactions contemplated by this Agreement. Except as disclosed to GPLP, BOND is neither subject to any outstanding injunction, judgment, order, decree, ruling or charge nor a party, or, to the best of Transferors' knowledge, threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator, and there is no basis known to the Transferors for any such action.

                  (t) Employees. BOND does not now and has never had any employees.

                  (u) Environmental Matters. Transferors have delivered to GPLP all environmental reports and investigations relating to the Property and/or the Prior Properties (as herein defined) which are available to Company or Transferors or in Company's or Transferors' possession (the "Environmental Reports"). Except as set forth in the Environmental Reports:

                        (i) BOND's prior uses of the Property have at all times during BOND's lease, ownership or use thereof complied in all material respects with, and neither has BOND nor, to the best of Transferors' knowledge, any other person in connection with the ownership, lease, occupancy, use, maintenance, or operation of the Property and the conduct of the Business violated, in any material respect, any then applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and the Toxic Substances Control Act and any amendments or extensions of the foregoing and the regulations promulgated thereunder (collectively, the "Environmental Laws"). BOND's existing use of the Property complies with and BOND is not currently, in any material respect, in violation of any current Environmental Laws in connection with the ownership, lease, occupancy, use, maintenance, or operation of the Property and the conduct of the Business. During the time BOND has owned, leased or used the Property, BOND has not received any written notification from the Federal Environmental Protection Agency, or the environmental protection agency or similar agency of any of the States, that a permit is required by BOND for any reason whatsoever, including, without limitation, the use or maintenance of any improvement or facility on the Property and, to the Transferors' knowledge, no such permit has been required. Neither Company, nor to the best of Transferors' knowledge, any third party has installed, used or removed any storage tank on, from or in connection with the Property except in full compliance with all Environmental Laws, and to the best of Transferors' knowledge there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property and to the best of Transferors' knowledge no storage tank has been installed on, used on or removed from or used in connection with the Property in violation of any Environmental Laws. To the best of Transferors' knowledge, the Property does not consist of any building materials that contain Hazardous Materials. No claim, action, suit or proceeding is pending or, to the Transferors' knowledge, threatened against BOND, before any court or other governmental authority or arbitration tribunal, relating to Hazardous Materials, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting BOND or the Property with respect to the same. There is not presently occurring, nor to the Transferors' knowledge, has there ever been any "release" of any Hazardous Materials onto or from the Property in violation of an Environmental Law. To the best of Transferors' knowledge, there has never been, nor is there presently occurring, any "release" of any "hazardous substance" from any location where BOND transported, treated, disposed of or arranged or caused the transportation, treatment or disposal of Hazardous Materials in violation of an Environmental Law. BOND has utilized, stored, delivered for disposal, disposed of and transported all wastes, whether hazardous or not, in material compliance with the then applicable laws, rules, regulations and ordinances and the common law and so as not to give rise to any reporting, remediation or clean-up obligation under any currently applicable law, rule, regulation or ordinance or the common law. The provisions of this Subparagraph 6(u) shall also apply to the real property of, and actions taken by, each person controlled by BOND during all periods in which such person was controlled by BOND; provided, however, that for purposes of this Subparagraph 6(u), BOND shall not be deemed to be in control of any Tenant of the Property. BOND has not received any written notice from any government agency advising it that it is responsible for response costs with respect to a release, a threatened release or clean up of chemical produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including, but not limited to, Hazardous Materials, and has not received any written information requests under CERCLA from any government agency. As used herein, "release" shall have the same meaning as defined in CERCLA.

                  (v) Intellectual Property. BOND does not utilize or otherwise conduct any business under any trademark, service mark or tradename. BOND has not been charged with, nor, to the knowledge of Transferors, has it infringed, or, is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its Business, and, to the date hereof, BOND has not, to Transferors' knowledge, received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others.

                  (w) Brokers' Fees. Neither the Transferors nor BOND has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (x) Accuracy of Information. Neither Transferor has knowledge of any events, transactions or other facts which, either individually or in the aggregate might reasonably give rise to circumstances or conditions which might have a material adverse affect on the general affairs, business, prospects, financial position, results of operations or net worth of BOND.

                  (y) No Indemnification Liabilities. There are no existing liabilities that require BOND to indemnify its partners for acts or omissions by such persons acting on behalf of BOND or existing agreements to provide indemnification for such liabilities.

                  (z) No Foreign Persons. Neither Transferor is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  (aa) Investment Representations.

                         (i) (A) Each Transferor is acquiring the Units for investment for its own account, not as a nominee or agent, and not with a view to the sale in connection with a public distribution of any part thereof; and (B) each Transferor has no present intention of selling, granting a participation in or otherwise distributing, and does not have any contract, undertaking, agreement or arrangement with any natural person, corporation, partnership, association or other entity ("Person") to sell, transfer or grant a participation to such person, or to any third person, with respect to any of the Units.

                         (ii) Each Transferor understands that the Units are not registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") on the ground that the sale and the issuance of the Units hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that the GPLP's reliance on such exemption is predicated on Transferors' representations set forth herein.

                         (iii) Each Transferor represents that it either (A) is both an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act and a purchaser excluded from the count of investors under Section 25102(f) of the California Corporations code; or (B) alone or together with its professional advisor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the GPLP and has the capacity to protect its own interest in connection with the transactions contemplated hereby. Each Transferor further represents that, during the course of the transaction and prior to its purchase of shares of the Units, it had access to, the opportunity to ask questions of, and receive answers from, representatives of the GPLP concerning the terms and conditions of the offering and to obtain additional information (to the extent the GPLP possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                        (iv) Each Transferor has relied solely on its own investigations in making a decision to purchase the Units, and has received no representation or warranty from GPLP, or any of its affiliates, employees or agents, other than those set forth in this Agreement.

                        (v) Each Transferor understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely. In particular, each Transferor is aware that the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Each Transferor represents that, in the absence of an effective registration statement covering the Units, it will sell, transfer or otherwise dispose of the Units only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of this Agreement, GPLP's Partnership Agreement, and applicable laws and regulations.

                        (vi) Each Transferor agrees that, except as specifically contemplated hereunder, in no event will it transfer or dispose of any of the Units other than pursuant to an effective registration statement under the Securities Act, unless and until (i) there is compliance with all requirements contained in other sections of this Agreement and the GPLP's partnership agreement; (ii) the Transferor shall have notified GPLP of the proposed disposition and shall have furnished GPLP with a statement of the circumstances surrounding the disposition; (iii) if requested by GPLP, at the expense of such Transferor, or its transferee, it shall have furnished to GPLP an opinion of counsel, reasonably satisfactory to GPLP, to the effect that such transfer may be consummated without registration under the Securities Act; and (iv) the transferee executes and delivers an assumption of the terms and conditions of this Agreement and the GPLP's Partnership Agreement satisfactory to GPLP.

            7. Representations and Warranties of GPLP. GPLP hereby represents and warrants to Transferors as follows: GPLP is a duly organized and validly existing limited partnership under the laws of the State of California; this Agreement and all documents executed by GPLP which are to be delivered to Transferors at the Closing are or at the time of Closing will be duly authorized, executed and delivered by GPLP, and are or at the Closing will be legal, valid and binding obligations of GPLP, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which GPLP is subject.

            8. Indemnification.

                  (a) Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or Exhibit given or delivered to the other pursuant to or in connection with this Agreement.

                  (b) Transferors agree on a joint and several basis to indemnify GPLP and BOND and defend and hold GPLP and BOND harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, asserted against, incurred or suffered by GPLP or BOND resulting from or arising out of any transaction entered into, any state of facts existing, or any personal injury or property damage occurring in, on or about the Property or relating thereto, before the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of GPLP, its agents, employees or contractors.
                  (c) GPLP and BOND agree to indemnify Transferors and defend and hold Transferors harmless from any claims, losses, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, asserted against, incurred or suffered by Transferors resulting from or arising out of any transaction entered into, any state of facts existing, or any personal injury or property damage occurring in, on or about the Property or relating thereto, after the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of either Transferor, or their respective agents, employees or contractors.

                  (d) Transferors agree on a joint and several basis to and do hereby indemnify, defend and hold harmless GPLP, its shareholders and BOND and the respective agents, contractors, employees, shareholders, trustees, investment advisors, and representatives of each of GPLP, its shareholders, and BOND and each of their successors and assigns, from and against any and all liabilities, claims, demands, suits, administrative proceedings, causes of action, costs, damages, personal injuries and property damages, losses and expenses, both known and unknown, present and future, at law or in equity, arising out of or related in any way to any active or inactive underground storage tanks at the Property ("USTs") or the presence of any hazardous substances in or about the Property or any portion thereof existing on or prior to the Closing Date. This indemnification includes, without limitation, (i) any and all remedial costs (including, without limitation, all costs, expenses and fees incurred in connection with any corrective action, preventative measures, or any response, removal, transport, disposal, clean-up, abatement, treatment and monitoring actions relating to hazardous substances, including, regulatory costs, penalties, fines, legal fees and disbursements and the costs of environmental contractors and consultants) associated with any USTs or hazardous substances, (ii) to the maximum extent allowed by law, all fines and/or penalties that may be imposed in connection with any USTs, (iii) defense of any claim made by any individual or entity (including any government or governmental agency or entity) concerning any of the foregoing, which defense shall be conducted by counsel and with the assistance of environmental advisors and consultants, in all cases subject to the prior written approval of GPLP, and
(iv) reasonable attorneys' fees and costs and environmental advisors' and consultants' fees incurred by GPLP and BOND with respect to enforcing its rights under this indemnification provision.

                  (e) The indemnification provisions of this Paragraph 8 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.

            9.    Risk of Loss.

                  (a) Minor Loss. GPLP shall be bound to transfer the Units in exchange for the Partnership Interests as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed five percent (5%) of the fair market value of the Property or, in the case of a partial condemnation, the value of the portion of the Property taken does not exceed five percent (5%) of the fair market value of the Property; (b) upon the Closing, there shall be a credit reducing the number of Units (at $15 per Unit) to be transferred by GPLP hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the Transferors as a result of any such damage or destruction or condemnation, plus seventy-five percent (75%) of the amount of any insurance deductible; (c) insurance or condemnation proceeds available to BOND are sufficient to cover the cost of restoration; and (d) the insurance carrier has admitted liability for the payment of such costs. If the proceeds or awards have not been collected as of the Closing, then Transferors' right, title and interest to such proceeds or awards shall be assigned to GPLP.

                  (b) Major Loss. If the cost to repair such damage or destruction to the Property exceeds fifteen percent (15%) of the fair market value of the Property or, in the case of condemnation, if the value of the Property taken exceeds fifteen percent (15%) of the fair market value of the Property, then GPLP may, at its option to be exercised by written notice to Transferors within twenty (20) days of Transferors' notice to GPLP of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) elect to terminate this Agreement, in which event each party shall have no further right, liability or obligation to the other, except as set forth herein by express reference in a paragraph or provision which provides that such paragraph or provision shall survive termination of this Agreement, or (b) consummate the purchase of all of the Property as required by the terms hereof, subject to the credits against the Units provided below. If GPLP elects to proceed with the purchase of all of the Property, then, upon the Closing, GPLP shall be given a credit reducing the number of Units (at $15 per Unit) to be transferred by GPLP hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the Transferors as a result of any such damage or destruction or condemnation, plus seventy-five percent (75%) of the amount of any insurance deductible. If the proceeds or awards have not been collected as of the Closing, then Transferors' right, title and interest to such proceeds or awards shall be assigned to GPLP. If GPLP fails to give Transferors notice within such 20-day period, then GPLP will be deemed to have elected to terminate this Agreement.

            10. Inspections. Prior to the Closing Date, Transferors shall afford authorized representatives of GPLP reasonable access to the Property for purposes of satisfying GPLP with respect to the representations, warranties and covenants of Transferors contained herein and with respect to satisfaction of any Conditions Precedent to the Closing contained herein, including, without limitation, the drilling of test wells on and the taking of soil borings from the Property. GPLP hereby agrees to indemnify and hold Transferors harmless from any damage or injury to persons or property caused by GPLP or its authorized representatives during their entry and investigations prior to the Closing. In the event this Agreement is terminated, GPLP shall restore the Property to substantially the condition in which it was found. This indemnity shall survive the termination of this Agreement or the Closing, as applicable.

            11. Actions Prior to Closing. Subject to the provisions of Paragraph 12 below, from and after the Effective Date and until the Closing Date, or until this Agreement shall be terminated as herein provided, Transferors shall not and shall not otherwise cause BOND to (i) merge with or into, consolidate with, or sell its assets to any other corporation or person, or enter into any other transaction not in the ordinary course of the Business consistent with past practice, (ii) incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement or engage in any transaction, except in the ordinary course of the Business consistent with past practice, (iii) subject any of its properties or assets to a Lien, (iv) hire any employee(s), or enter into any employment agreement, engage in any activity, enter into any transaction or fail to take any action which would be inconsistent with any of the representations and warranties as set forth in this Agreement as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later time,
(v) amend BOND's Partnership Agreement, or (vii) waive any material right.

            12. Leases And Other Agreements; Capital Improvements. Except as otherwise contemplated or permitted by this Agreement or approved by GPLP in writing, from the Effective Date to the Closing Date, Transferors will cause BOND to operate, maintain, repair and lease the Property in a prudent manner, in the ordinary course, on an arm's-length basis and consistent with their past practices (and without limiting the foregoing, Transferors shall cause BOND, in the ordinary course, negotiate with prospective tenants and enter into leases of the Property, enforce leases in all material respects, pay all costs and expenses of the Property, including, without limitation, debt service, real estate taxes and assessments, maintain insurance and pay and perform obligations under the Loan Documents) and will not dispose of or encumber any of the Property, except for dispositions of personal property in the ordinary course of business. Without the written consent of GPLP, which consent GPLP may grant or deny in its sole and absolute discretion, Transferors shall not enter into any contract or lease with a term of more than one (1) year and consideration payable or to be received of more than Fifty Thousand Dollars ($50,000).

            13. Cooperation. Transferors and GPLP shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any Condition Precedent or the consummation of the transactions contemplated hereby including execution of any documents, applications or permits. Transferors hereby irrevocably authorize GPLP and its agents to make all inquiries of any third party, including any governmental authority, as GPLP may reasonably require to complete its due diligence.

            14.   Miscellaneous.

                  (a) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Transferors: GPA, Ltd.
                     400 South El Camino Real
                     San Mateo, CA 94402-1708
                     Att'n: Andrew Batinovich
                     Telephone: (415) 343-9300
                     Fax No.: (415) 343-9690

                     Glenborough Corporation
                     400 South El Camino Real
                     San Mateo, CA 94402-1708
                     Telephone: (415) 343-9300
                     Attn:  Robert Batinovich
                     Fax No.: (415) 343-9690

If to GPLP:          Glenborough Properties, L.P.
                     400 South El Camino Real
                     San Mateo, California 94402-1708
                     Att'n:  Frank E. Austin
                     Telephone:  (415) 343-9300
                     Fax:  (415) 343-9690

With a copy to:      Morrison & Foerster LLP
                     755 Page Mill Road
                     Palo Alto, CA 94304-1018
                     Att'n:  William L. Myers
                     Telephone:  (415) 813-5770
                     Fax :  (415) 494-0792

or such other address as either party may from time to time specify in writing to the other.
                  (b) Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and shall indemnify and hold harmless the other party from and against all liabilities, losses, costs and expenses (including reasonable attorneys' fees) arising in connection with such claim for a commission or finder's fee. The provisions of this Subparagraph shall survive the Closing.

                  (c) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. GPLP shall have the right, with notice to Transferors (but without the necessity of Transferors' consent), to assign its right, title and interest in and to this Agreement to one or more assignees at any time before the Closing Date, and in such event, the party originally designated as GPLP shall be relieved of any and all obligations under this Agreement and any other instruments executed pursuant hereto, and such assignee(s) shall be substituted in its place and will assume all obligations of GPLP hereunder. Transferors shall not have the right to assign any of their respective interest in this Agreement.

                  (d) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Transferors and GPLP.

                  (e) Continuation and Survival of Representations and Warranties, Etc. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and the Closing, or, to the extent the context requires, beyond any termination of this Agreement.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (g) Merger of Prior Agreements. This Agreement and the Exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

                  (h) Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                  (i) Time of the Essence. Time is of the essence of this Agreement.

                  (j) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                  (k) Marketing. Transferors agree not to market or show the Property or market the Partnership Interests to any other prospective purchasers during the term of this Agreement.

                  (l) Effective Date. As used herein, the term "Effective Date" shall mean the first date on which both Transferors and GPLP shall have executed this Agreement.

                  (m) Joint and Several. The representations, warranties, covenants and obligations of Transferors and GPLP are joint and several.

                  (n) Confidentiality. GPLP and Transferors shall each maintain as confidential any and all material or information about the other or, in the case of GPLP and its agents, employees, consultants and contractors, about the Property, and shall not disclose such information to any third party, except, in the case of information about the Property and BOND, to Transferors or GPLP's lender or prospective lenders, underwriters and their counsel, insurance and reinsurance firms, attorneys, environmental assessment and remediation service firms and consultants, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as required by law.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           GPLP:

                              GLENBOROUGH PROPERTIES, L.P.
                              a California limited partnership

Dated:_______________          By:  Glenborough Realty Trust Incorporated,
                                    a Maryland corporation, its general partner

                                 By:____________________________________________
                                 Its:___________________________________________

                    Transferors:

                            GPA:  GPA, LTD., a California limited partnership

Dated: _____________           By: Glenborough Corporation,
                                   a California corporation, its general partner

                                 By:____________________________________________
                                 Its:___________________________________________

                 Glenborough: GLENBOROUGH CORPORATION,
                              a California corporation

                                 By:____________________________________________
                                 Its:___________________________________________


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                               GRT CORP., a Georgia corporation

                                 By:____________________________________________
                                 Its:___________________________________________


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